UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 3, 2010

Aon Corporation

(Exact name of registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	1-7933 (Commission File Number)	36-3051915 (I.R.S. Employer Identification No.)

200 East Randolph Street, Chicago, Illinois (Address of Principal Executive Offices)	60601 (Zip Code)

Registrant’s telephone number, including area code:  (312) 381-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

As previously disclosed, on July 11, 2010, Aon Corporation (“Aon”), Hewitt Associates, Inc., a Delaware corporation (“Hewitt”), Alps Merger Corp., a Delaware corporation and wholly owned subsidiary of Aon, and Alps Merger LLC, a Delaware limited liability company and wholly owned subsidiary of Aon, entered into an Agreement and Plan of Merger, providing for the merger of Hewitt with Alps Merger Corp.

Attached hereto as Exhibit 23.1, for the purpose of incorporation by reference to Aon’s Registration Statement (Form S-3 No. 333-159841), is the consent of Ernst and Young LLP, the independent registered public accounting firm to Hewitt, of its reports dated November 10, 2009, with respect to the consolidated financial statements of Hewitt Associates, Inc. and subsidiaries, and the effectiveness of internal control over financial reporting of Hewitt Associates, Inc. and subsidiaries, included in Hewitt’s Annual Report on Form 10-K for the year ended September 30, 2009.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description
23.1	Consent of Ernst and Young LLP, Independent Registered Public Accounting Firm

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 3, 2010	Aon Corporation

	By:	/s/ Ram Padmanabhan
Ram Padmanabhan
Vice President and Chief Counsel — Corporate

EXHIBIT INDEX

Exhibit No.	Description
23.1	Consent of Ernst and Young LLP, Independent Registered Public Accounting Firm